EXHIBIT 10.1


                            GREEN CAPITAL GROUP, INC.
                            -------------------------

                             1998 STOCK OPTION PLAN
                             ----------------------



         1. Grant of Options; Generally. In accordance with the provisions hereinafter set forth in this Plan, the Stock Option Committee of the Corporation is hereby authorized to issue from time to time on the Corporation's behalf to any one or more Eligible Persons, as hereinafter defined, Stock Options to acquire shares of Common Stock.

         2. Definitions. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

                  2.1 "Board" means the board of directors of the Corporation.

                  2.2 "Change in Control" means the occurrence of any of the following events: (a) there shall be consummated (i) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Corporation, (b) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation, (c) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the 1934 Act) or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Corporation or any successor of the Corporation or any Subsidiary of the Corporation or any


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employee benefit plan of the Corporation or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Corporation representing 50.1% or more of the Corporation's then outstanding securities having the right to vote in the election of directors, or (d) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  2.3 "Code" means the Internal Revenue Code of 1986, as amended.

                  2.4 "Common Stock" means the common stock which the Corporation is currently authorized to issue or may in the future be authorized to issue.

                  2.5 "Corporation" means Green Capital Group, Inc., a Nevada corporation.

                  2.6 "Date of Grant" means the effective date on which a Stock Option is awarded to an Eligible Person as set forth in the Stock Option agreement.

                  2.7 "Eligible Person" means any employee of the Corporation or any Subsidiary of the Corporation or any non-employee director of the Corporation who is, or who is proposed to be, a recipient of a Stock Option as further defined in Section 5 hereof.

                  2.8 "Fair Market Value" of the Corporation's shares of Common Stock means whichever of the following is applicable: (i) the closing price per share on any stock exchange on which the Common Stock is traded, (ii) the mean between the closing or average (as the case may be) bid and asked prices per share of Common Stock on the over-the-counter market, or (iii) in the event that the Corporation's Common Stock is not publicly traded, (a) the price per share at which


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the Corporation offered any securities for sale in a private offering exempt from registration under the Securities Act of 1933, as amended, within 24 months after such private offering of securities, or (b) as determined in the sole discretion of the Stock Option Committee.

                  2.9 "ISO" is an Incentive Stock Option which means an option to purchase shares of Common Stock granted to an Eligible Person pursuant to
Section 5 and which is intended to qualify as an Incentive Stock Option under
Section 422 of the Code.

                  2.10 "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  2.11 "NSO" is a Nonqualified Stock Option which means an option to purchase shares of Common Stock granted to an Eligible Person pursuant to Section 5 and which is not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

                  2.12 "Plan" means the Green Capital Group, Inc. 1998 Stock Option Plan, as it may be amended from time to time.

                  2.13 "Reload Stock Option" means a Nonqualified Stock Option or an Incentive Stock Option granted pursuant to Section 9 hereof.

                  2.14 "Restricted Stock" shall have the meaning set forth in
Section 9.1 hereof.

                  2.15 "Restriction Period" shall have the meaning set forth in
Section 9.1 hereof.

                  2.16 "Stock Dividend" means a dividend or other distribution declared on the shares of Common Stock payable in (i) capital stock of the Corporation or any Subsidiary of the Corporation, or (ii) rights, options or warrants to receive or purchase capital stock of the Corporation or any Subsidiary of the Corporation, or (iii) securities convertible into or exchangeable for capital stock of the Corporation or any Subsidiary of the Corporation, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.


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                  2.17 "Stock Option" or "Stock Options" shall mean any and all
Incentive Stock Options, Nonqualified Stock Options and Reload Stock Options granted pursuant to the Plan.

                  2.18 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if, at the time of granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

                  3. Type of Options. The Stock Option Committee is authorized to issue Stock Options which meet the requirements of the Code, which Stock Options are hereinafter referred to collectively as ISOs, or singularly as an ISO. The Stock Option Committee is also authorized to issue Stock Options which are not ISOs, which Stock Options are hereinafter referred to collectively as NSOs, or singularly as an NSO. The Stock Option Committee is also authorized to issue Reload Stock Options in accordance with Section 9 herein, which Reload Stock Options are hereinafter referred to collectively as Reload Stock Options, or singularly as a Reload Stock Option.

         4. Amount of Common Stock. The aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of Stock Options is 750,000 shares. Of this amount, 600,000 shares of Common Stock may be purchased pursuant to the exercise of ISOs, and 150,000 shares of Common Stock may be purchased pursuant to the exercise of NSOs. If a Stock Option ceases to be exercisable, in whole or in part, the shares of Common Stock underlying such Stock Option shall continue to be available under this Plan. If there is any change in the number of shares of Common Stock on account of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Common Stock, or otherwise, the number of shares of Common Stock available for purchase by the exercise of Stock Options, the


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shares of Common Stock subject to any Stock Option and the exercise price of any outstanding Stock Option shall be appropriately adjusted by the Stock Option Committee. The Stock Option Committee shall give notice of any adjustments to each Eligible Person granted a Stock Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Common Stock receive something other than shares of Common Stock then, upon exercise of a Stock Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Stock Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

         5.       Eligible Persons.

                  5.1 With respect to ISOs, an Eligible Person means any individual who has been employed by the Corporation or by any one or more Subsidiary for a continuous period of at least 60 days.

                  5.2 With respect to NSOs, an Eligible Person means (1) any individual who has been employed by the Corporation or by any Subsidiary for a continuous period of at least 60 days, or (2) any director of the Corporation or any Subsidiary even though said director is not employed by the Corporation or by any Subsidiary.

         6. Non-Employee Directors' Stock Options. The provisions of this Section shall apply only to NSO'S granted under the Plan to non-employee directors of the Corporation.

                  6.1 Eligibility. Only non-employee directors of the Corporation shall be eligible to receive grants of NSO's under this Section 6.

                  6.2 Grant of Options. On September 15 of each year during the term of this Plan (or if such date is not a business day, then on the next succeeding business day thereafter), the


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Corporation shall grant to each non-employee director of the Corporation a NSO to purchase that number of shares of Common Stock determined by dividing the annual director's fee paid or accrued to be paid to that director with respect to the 12 month period immediately preceding such Date of Grant, by the Fair Market Value per share of the Common Stock on the Date of Grant. Each grant of NSO's under this Section 6 shall be evidenced by a Stock Option agreement setting forth the total number of shares subject to the NSO, the option exercise price, the term of the NSO and such other terms and provisions as are consistent with the Plan.

                  6.3 Option Price. The option exercise price for a NSO granted under this Section 6 shall be equal to the Fair Market Value per share of Common Stock on the Date of Grant. Notwithstanding anything to the contrary contained in this Section 6, the option exercise price of each NSO pursuant to this
Section 6 shall not be less than the par value per share of the Common Stock.

                  6.4 Option Period. All NSO's granted under this Section 6 shall automatically vest and be exercisable in full after the expiration of six months from the Date of Grant. The period during which a NSO granted under this
Section 6 may be exercised shall expire ten years from the Date of Grant, unless sooner terminated in accordance with the terms of the Stock Option agreement. No NSO granted under this Section 6 may be exercised at any time after its term.

         7. Grant of Options. The Corporation grants to the Stock Option Committee the right to issue the Stock Options established by this Plan to Eligible Persons. The Stock Option Committee shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Stock Options shall be set forth in a writing signed by a majority of the members of the Stock Option Committee. The writing shall identify whether the Stock Option being granted is an ISO or a NSO and shall set forth the terms which govern the Stock Option. The terms shall be determined by the Stock Option


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Committee, and may include, among other terms, the number of shares of Common
Stock that may be acquired pursuant to the exercise of the Stock Options, when the Stock Options may be exercised, the effect on the Stock Options if the Eligible Person terminates the employment and whether the Eligible Person may deliver shares of Common Stock to pay for the shares of Common Stock to be purchased by the exercise of the Stock Option. However, no term shall be set forth in the writing which is inconsistent with the terms of this Plan. The terms of a Stock Option granted to an Eligible Person may differ from the terms of a Stock Option granted another Eligible Person, and may differ from the terms of an earlier Stock Option granted to the same Eligible Person.

         8. Purchase of Shares. A Stock Option shall be exercised by the tender to the Corporation of the full purchase price of the shares with respect to which the Stock Option is exercised and written notice of the exercise. The purchase price of the shares shall be in United States dollars, payable in cash or by check, or in property or Corporation stock, if so permitted by the Stock Option Committee in accordance with the discretion granted to the Stock Option Committee in Paragraph 10 hereof, having a value equal to such purchase price. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock purchased upon the exercise of a Stock Option prior to
(i) if requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing that it is the Eligible Person's then present intention to acquire the shares of Common Stock being purchased for investment and not for resale, and/or (ii) the completion of any registration or other qualification of such shares by any government regulatory body, which the Corporation shall determine to be necessary or advisable.

         9.       Reload Stock Options.

                  9.1 Grant of Reload Stock Options. Subject to the terms of
Section 9.2, in the event that shares are delivered by an Eligible Person in payment of all or a portion of the exercise


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price of a Stock Option as set forth in Section 9.1 and/or shares are withheld by the Corporation in satisfaction of the Corporation's tax withholding obligations upon exercise, then an Eligible Person so exercising a NSO shall automatically be granted a NSO and an Eligible Person so exercising an ISO shall automatically be granted an ISO (in either case, a "Reload Stock Option"), to purchase that number of shares so delivered to it or withheld by the Corporation, as the case may be, at a Stock Option exercise price equal to the Fair Market Value per share of the Common Stock on the date of exercise (subject to the provisions of Section 12 regarding ISO's and, in any event not less than the par value per share of the Common Stock). The option period for a Reload Stock Option will expire on the expiration date of the Stock Option it replaces (subject to the provisions in Section 12 regarding ISO's and the provisions relating to termination in the Stock Option agreement), after which the Reload Stock Option cannot be exercised. The Date of Grant of a Reload Stock Option shall be the date that the Stock Option it replaces is exercised. A Reload Stock Option shall automatically vest and be exercisable in full after the expiration of six months from its Date of Grant. It shall be a condition to the grant of a Reload Stock Option that promptly after its Date of Grant, a Stock Option agreement shall be delivered to, and executed and delivered by, the Eligible Person and the Corporation which sets forth the total number of shares subject to the Reload Stock Option, the Stock Option exercise price, the term of the Reload Stock Option and such other terms and provisions as are consistent with the Plan.

         9.2 Restricted Stock. In the event that an Eligible Person exercises a Stock Option and receives a Reload Stock Option under Section 9.1, the following restrictions and conditions will apply to that number of the shares of Common Stock (the "Restricted Stock") issued to the Eligible Person upon such exercise, which is equal to one-half of the sum of (i) the number of shares of Common Stock delivered by the Eligible Person to the Corporation in payment of the exercise price,


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if any, plus (ii) the number of shares of Common Stock withheld by the
Corporation in satisfaction of the Corporation's tax withholding obligations, if any:

                  (a) Restriction Period. Subject to the other provisions of this Plan, each Eligible Person shall not be permitted to sell, assign, transfer, pledge, exercise or place any encumbrance on, shares of Restricted Stock and any Stock Dividends paid on or with respect to such Restricted Stock until the earliest to occur of any of the following events (such period of restriction being referred to herein as the "Restriction Period"):

                     (i) the expiration of one year from the date of issuance of the Restricted Stock in the name of the Eligible Person;

                    (ii) in the case of an employee of the Corporation or a Subsidiary, the retirement of such Eligible Person from the Corporation or the Subsidiary in accordance with the standard retirement policies of the Corporation or the Subsidiary, as the case may be;

                   (iii) in the case of a non-employee director of the Corporation, the cessation of service of such Eligible Person as a director of the Corporation;

                    (iv)   the death of such Eligible Person;

                     (v) the total and permanent disability of such Eligible Person; or (vi) a Change in Control of the Corporation.

                  (b) Rights with Respect to Restricted Stock. Except as otherwise provided in the Plan, the Eligible Person shall have, with respect to his or her Restricted Stock (and any Stock Dividends paid on such Restricted Stock), all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any dividends thereon. Each Eligible Person who is to receive Restricted Stock shall be issued a stock certificate in respect of such shares


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of Restricted Stock, registered in the name of the Eligible Person, which shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock, to read substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of the Green CapitalGroup, Inc. 1998 Stock Option Plan. A copy of such Plan is on file in the offices of Green Capital Group, Inc., Apdo 665-1007, San Jose, Costa Rica, Edeficio Centro Colon, 3er Piso."

         10. Stock Option Committee. The Stock Option Committee, shall be appointed from time to time by the Corporation's Board. The Board may from time to time remove members from or add members to the Stock Option Committee. The Stock Option Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in Section 18 herein. The members of the Stock Option Committee shall elect one of its members as its chairman. The Stock Option Committee shall hold its meetings at such times and places as its chairman shall determine. A majority of the Stock Option Committee's members present in person shall constitute a quorum. All determinations of the Stock Option Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Stock Option Committee by conference telephone or similar communication equipment by means of which all members participating in the meeting can hear each other. Participation in a meeting in that manner will constitute presence in person at the meeting. Any decision or determination reduced to writing and signed by all members of the Stock Option Committee will be effective as if it had been made by a majority vote of all members of the Stock Option Committee at a meeting which is duly called and held.


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         11. Administration of Plan. In addition to granting Stock Options and to exercising the authority granted to it elsewhere in this Plan, the Stock Option Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, consistent; however, with the intent of the Corporation that Stock Options granted or awarded pursuant to the Plan comply with the provisions of Sections 18 and 19 herein. All determinations made by the Stock Option Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors, No member of the Stock Option Committee will be liable for any act or omission in connection with the administration of this Plan unless it is attributable to that member's willful misconduct.

         12. Provisions Applicable to ISOs. The following provisions shall apply to all ISOs granted by the Stock Option Committee and are incorporated by reference into any writing granting an ISO:

                  (a) An ISO may only be granted within 10 years from March 31, 1998, the date that this Plan has been adopted by the Corporation's Board.

                  (b) An ISO may not be exercised after the expiration of ten
(10) years from the date the ISO is granted.

                  (c) The Stock Option exercise price is not less than the Fair Market Value of the Common Stock at the time the ISO is granted.

                  (d) An ISO is not transferrable by the Eligible Person to whom it is granted except by will, or the laws of descent and distribution, and is exercisable during his or her lifetime only by the Eligible Person.


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                  (e) If the Eligible Person receiving the ISO owns at the time of the grant stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation (as those terms are defined in the Code), then the Stock Option exercise price shall be at least 110% of the Fair Market Value of the Common Stock, and the ISO shall not be exercisable after the expiration of five years from the date the ISO is granted.

                  (f) The aggregate Fair Market Value (determined at the time the ISO is granted) of the Common Stock with respect to which the ISO is first exercisable by the Eligible Person during any calendar year (under this Plan and any other incentive stock option plan of the Corporation) shall not exceed $100,000.

                  (g) This Plan was adopted by the Corporation on March 31, 1998 by virtue of its approval by the Corporation's Board and was approved by the stockholders of the Corporation on March 31, 1998.

                  (h) Even if the shares of Common Stock which are issued upon exercise of an ISO are sold within one year following the exercise of such ISO such that the sale constitutes a disqualifying disposition for ISO treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

         13. Determination of Fair Market Value. In granting ISOs under the Plan, the Stock Option Committee shall make a good faith determination as to the Fair Market Value of the Common Stock at the time of granting the ISO.

         14. Restrictions on Issuance of Common Stock. The Corporation shall not be obligated to sell or issue any shares of Common Stock pursuant to the exercise of a Stock Option unless the Common Stock with respect to which the Stock Option is being exercised is at that time effectively


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registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of a Stock Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of Common Stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Common Stock pursuant to the exercise of a Stock Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

         15. Corporate Events. In the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of substantially all of the assets of the Corporation, the Board may declare that each Stock Option granted under this Plan shall terminate as of a date to be fixed by the Board; provided that not less than 30 days written notice of the date so fixed shall be given to each Eligible Person holding a Stock Option, and each such Eligible Person shall have the right, during the period of 30 days preceding such termination to exercise his Stock Option as to all or any part of the shares of Common Stock covered thereby, including shares of Common Stock as to which such Stock Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Common Stock set forth in the Stock Option.

         16. No Guarantee of Employment. Nothing in this Plan or in any writing granting a Stock Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person's employer, or will interfere with or restrict in any way the right of the Eligible Person's


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employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

         17. Amendment of Plan. The Corporation's Board may amend, suspend or discontinue this Plan at any time; however, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Stock Options under this Plan. Further, no amendment to this Plan which has the effect of (a) increasing the number of shares of Common Stock subject to this Plan (except for adjustments pursuant to Section 3 herein), or (b) changing the definition of Eligible Persons under this Plan, may be effective unless and until approval of the stockholders of the Corporation is obtained in the same manner as approval of this Plan is required. The Corporation's Board is authorized to seek the approval of the Corporation's stockholders for any other changes it proposes to make to this Plan which require such approval; however, the Board may modify the Plan as necessary to effectuate the intent of the Plan as a result of any changes in tax, accounting or securities laws treatment of Eligible Persons and the Plan, subject to the provisions set forth in this Section 17, and Sections 18 and 19.

         18. Compliance with Rule 16b-3. This Plan is intended to comply in all respects with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the 1934 Act with respect to participants who are subject to Section 16 of the 1934 Act, and any provision(s) herein that is/are contrary to Rule 16b-3 shall be deemed null and void to the extent deemed appropriate by either the Stock Option Committee or the Corporation's Board.

         19. Compliance with Code. The aspects of this Plan on ISOs is intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder. In the event any future statute or regulation shall modify the existing statute, the aspects of this Plan on ISOs shall be deemed to incorporate by reference such modification. Any Stock Option agreement


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relating to any Stock Option granted pursuant to this Plan, outstanding and unexercised at the time any modifying statute or regulation becomes effective, shall also be deemed to incorporate by reference such modification and no notice of such modification need to be given to the optionee.

         If any provision of the aspects of this Plan on ISOs is determined to disqualify the shares purchasable pursuant to the Stock Options granted under this Plan from the special tax treatment provided by Section 422 of the Code, such provision shall be deemed null and void and to incorporate by reference the modification required to qualify the shares for said tax treatment.

         20. Effective Date. This Plan was adopted by the Board on March 31, 1998, and was approved by the stockholders on March 31, 1998. The terms of the Plan shall apply to all Stock Options that may be issued on or after the date hereof.

                                                GREEN CAPITAL GROUP, INC

                                                By:   /s/Oscar Christian
                                                    ----------------------
                                                Its : President
Date:  As of      April 14,  1998